                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

                             METAL MANAGEMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

METAL MANAGEMENT, INC.
500 NORTH DEARBORN STREET
SUITE 405
CHICAGO, ILLINOIS 60610

October 21, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders which will begin at 10:00 a.m., Central Standard Time, on Monday, November 22, 1999. The meeting will be held at the Westin River North, 320 North Dearborn Street, Chicago, Illinois. The formal Notice of Meeting and Proxy Statement containing further information about the meeting are on the following pages.

     The primary business of the meeting will be: (i) to elect directors for the coming year; (ii) to approve and adopt the Company's Restricted Stock Plan;
(iii) to approve and ratify the issuance of restricted shares of the Company's common stock, par value $.01 per share, previously issued in a private placement to certain officers and directors of the Company; and (iv) to approve the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants.

     Your vote at the meeting is important no matter how many shares you own. To ensure that your shares will be voted, please sign and date the enclosed proxy card and return it promptly in the accompanying envelope. You are encouraged to specify your choices on matters to be voted upon. However, it is not necessary to specify any choice if you wish to vote in accordance with the recommendations of the Board of Directors. We hope that you will be able to attend the meeting. If you do, you may vote your stock in person even though you have returned a proxy card.

     If you have any questions about the matters being voted upon or require assistance in completing your proxy card, contact David Carpenter, Executive Vice President, Administration, Legal & Regulatory Affairs and Secretary at
(312) 645-0700.

Sincerely,

METAL MANAGEMENT, INC.

Albert A. Cozzi
Chairman of the Board
and Chief Executive Officer

                             METAL MANAGEMENT, INC.
                      500 NORTH DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                                 (312) 645-0700
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 22, 1999
                            ------------------------

To the Stockholders of Metal Management, Inc.:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Metal Management, Inc., a Delaware corporation (the "Company"), will be held at the Westin River North, 320 North Dearborn Street, Chicago, Illinois, on Monday, November 22, 1999, at 10:00 a.m., Central Standard Time, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

     1. To elect nine persons to the Company's Board of Directors;

     2. To approve and adopt the Company's Restricted Stock Plan;

     3. To approve and ratify the issuance of restricted shares of the Company's common stock, par value $.01 per share, previously issued in a private placement to certain officers and directors of the Company;

     4. To approve the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year 2000; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Pursuant to the Company's by-laws, the Board of Directors has fixed the close of business on October 15, 1999 as the record date for determination of common stockholders entitled to notice of and to vote at the Annual Meeting. A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. A list of these stockholders will be maintained and open for examination by any stockholder, for any purpose germane to the Annual Meeting, during regular business hours at the above address of the Company for ten days prior to the meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board Of Directors

                                          David A. Carpenter
                                          Secretary

Chicago, Illinois
October 21, 1999

                             METAL MANAGEMENT, INC.
                      500 NORTH DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                                 (312) 645-0700
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON NOVEMBER 22, 1999
                            ------------------------

     This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Metal Management, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on November 22, 1999, beginning at 10:00 a.m., Central Standard Time, at the Westin River North, 320 North Dearborn Street, Chicago, Illinois, and any adjournment(s) thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about October 21, 1999.

                          VOTING RIGHTS AND PROCEDURES

     Only common stockholders of record on the books of the Company at the close of business on October 15, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. Each of these stockholders will be entitled to one vote per share of the Company's common stock, par value $.01 per share ("Common Stock"). There were outstanding at the close of business on the Record Date 53,353,582 shares of Common Stock. The presence in person or by proxy of the holders of shares of Common Stock representing a majority of all issued and outstanding shares of Common Stock entitled to vote will constitute a quorum. Votes cast in person or by proxy will be tabulated by inspectors of election appointed for the Annual Meeting who will determine whether a quorum is present.

     Shares of Common Stock represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. A stockholder who submits a proxy on the accompanying form has the right to revoke it at any time prior to its use by (a) delivering a written notice to the Secretary of the Company, (b) executing a later-dated proxy or (c) attending the Annual Meeting and voting in person. The proxy card provides a space for stockholders to withhold their vote for any proposal. Stockholders are urged to indicate their vote on each matter in the space provided. If a properly executed proxy card is returned to the Company and no space is marked, it will be voted by the persons therein named at the meeting: (i) for the election of the directors recommended by the Board of Directors; (ii) for the adoption of the Restricted Stock Plan;
(iii) for the approval and ratification of the issuance of restricted Common Stock previously issued in a private placement to certain officers and directors of the Company; (iv) for the selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent public accountants for the fiscal year ending on March 31, 2000; and (v) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which does not require postage if mailed in the United States.

     Directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and voting for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Approval of the following actions will require an affirmative vote of the holders of a majority of shares of Common Stock present in person or represented at the Annual Meeting and voting on such proposal, provided a quorum is present: (i) the adoption of the Restricted Stock Plan; (ii) the approval and ratification of the issuance of restricted Common Stock previously issued in a private placement to certain officers and directors of the Company; and (iii) the selection of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending on March 31, 2000.

     In all cases, abstentions will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum. In the case of electing directors, approving the Restricted Stock Plan, approving and ratifying the issuance of Common Stock previously issued in a private placement to certain officers and directors of the Company and approving the selection of PricewaterhouseCoopers, abstentions will be treated as not voting on such matters. Accordingly, abstentions will have no effect on the number of votes necessary to elect directors, to approve the Restricted Stock Plan, to approve and ratify the issuance of Common Stock previously issued in a private placement to certain officers and directors of the Company or to approve the selection of PricewaterhouseCoopers.

     In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be treated as present or represented and entitled to vote for purposes of determining the presence of a quorum and will not be treated as present or represented and voting for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote. Accordingly, broker non-votes will have no effect on the number of votes necessary to elect directors, to approve the Restricted Stock Plan, to approve and ratify the issuance of restricted Common Stock previously issued in a private placement to certain officers and directors of the Company or to approve the selection of PricewaterhouseCoopers. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

     The Company will bear all costs of soliciting proxies, including charges made by brokers and other persons holding Common Stock in their names or in the names of nominees, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

                            1. ELECTION OF DIRECTORS

     The Company's bylaws provide that the Board of Directors of the Company shall consist of not less than four and not more than twelve persons, with the exact number determined by resolution of the Board of Directors. The Board of Directors has resolved that the number of directors to be elected at the 1999 Annual Meeting is nine. Each director of the Company holds office until his successor is elected and qualified or until his earlier death, resignation or removal. The Company currently has nine directors. Since the 1998 Annual Meeting of Stockholders, Timothy T. Orlowski and Eugene C. McCaffery were appointed to the Board of Directors. Mr. McCaffery subsequently resigned from the Board of Directors, effective July 26, 1999. In addition, Rod F. Dammeyer resigned from the Board of Directors, effective May 26, 1999, and T. Benjamin Jennings resigned from the Board of Directors, effective July 15, 1999. Mr. Jennings also resigned as the Company's Chairman of the Board and Chief Executive Officer.

     The nine persons nominated by the Nominating Committee of the Board of Directors and for whom the enclosed proxy is intended to be voted are set forth below. All of the nominees are now serving as directors of the Company. Each of the nominees has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any of the nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

NAME                                   AGE                          POSITIONS
----                                   ---                          ---------
Albert A. Cozzi......................  54     Director, Chairman of the Board and Chief Executive
                                              Officer
Frank J. Cozzi.......................  50     Director and Vice President
Joseph F. Naporano...................  58     Director and Vice Chairman of the Board
Gregory P. Cozzi.....................  44     Director
George A. Isaac, III.................  46     Director
Gerard M. Jacobs.....................  44     Director
Kenneth A. Merlau....................  53     Director
Timothy T. Orlowski..................  39     Director
William T. Proler....................  51     Director

     Albert A. Cozzi joined the Company's Board of Directors in December 1997, following the Company's merger with Cozzi Iron & Metal, Inc. ("Cozzi Iron & Metal"). Mr. Cozzi became Chairman of the Board in July 1999 and Chief Executive Officer in September 1999. From December 1997 through September 1999, Mr. Cozzi served as the Company's President and Chief Operating Officer. Mr. Cozzi also served as a member of the Executive Committee of the Company's Board of Directors from December 1997 through February 1999. Mr. Cozzi was employed by Cozzi Iron & Metal from 1963 to December 1997, and from 1980 to December 1997 served as its President. Mr. Cozzi served as the Company's Senior Vice President and Chief Operating Officer from September 1997 through December 1997. Mr. Cozzi earned an MBA from the University of Chicago in 1988. From 1990 to 1992 he served as Chairman of the Ferrous Committee of the Institute of Scrap Recycling Industries ("ISRI"), an industry association. Mr. Cozzi is the brother of Frank
J. Cozzi and Gregory P. Cozzi.

     Frank J. Cozzi joined the Company's Board of Directors and became a Vice President in December 1997, following the Company's merger with Cozzi Iron & Metal. Mr. Cozzi has been employed by Cozzi Iron & Metal since 1967 and became its President in December 1997. From February 1995 to December 1997, he served as Executive Vice President of Cozzi Iron & Metal. From March 1981 to December 1997, Mr. Cozzi served as Cozzi Iron & Metal's Treasurer and Secretary. From 1990 to 1991 he also served as President of the Chicago Chapter of ISRI, and from 1988 to 1990 was national chairman of ISRI's transportation committee. Mr. Cozzi completed Harvard University's Owner President Management Executive Program in 1991. He has also served in local and national positions with ISRI. Mr. Cozzi is the brother of Albert A. Cozzi and Gregory P. Cozzi.

     Joseph F. Naporano joined the Company's Board of Directors and became Vice Chairman of the Board in August 1998, following the Company's acquisition of Naporano Iron & Metal Co. and NIMCO Shredding Co. (collectively, "Naporano"). Mr. Naporano served as the President of Naporano Iron & Metal Co. from 1965 through July 1999. He also served as President of NIMCO Shredding Co. from 1972 through July 1999. Mr. Naporano earned a Metallurgical Engineer's degree from the Colorado School of Mines and earned an MBA from Columbia University.

     Gregory P. Cozzi joined the Company's Board of Directors in December 1997, following the Company's merger with Cozzi Iron & Metal. Mr. Cozzi has been a Vice President of Cozzi Iron & Metal since 1977. Mr. Cozzi also served as Secretary of Cozzi Iron & Metal from December 1997 through June 1999. From 1977 to December 1997, Mr. Cozzi was a Vice President of Cozzi Iron & Metal. Mr. Cozzi is a graduate of Northern Michigan University. Mr. Cozzi is the brother of Albert A. Cozzi and Frank J. Cozzi.

     George A. Isaac, III joined the Company's Board of Directors in June 1997, following the Company's acquisition of The Isaac Corporation, Ferrex Trading Corporation, Briquetting Corporation of America and Paulding Recycling, Inc. (collectively, the "Isaac Group"). Mr. Isaac served as the Company's Executive Vice President from June 1997 through August 1999. Mr. Isaac also served as a member of the Executive Committee of the Company's Board of Directors from June 1997 through February 1999. From 1988 through August 1999, he served as President and Chief Executive Officer of the companies in the Isaac Group. From 1977 through 1988, he worked as a management consultant at Deloitte and Touche LLP, where he was elected a partner. Mr. Isaac is on the boards of directors/advisors of several companies in the Toledo, Ohio area including Capital Bank, N.A. (a public bank holding company), Betco, Inc. (a manufacturer of chemicals) and Findley-Davies (a benefits consulting firm). Mr. Isaac is also a member of the board of trustees of the Foundry Educational Foundation and the Toledo Symphony. He earned a B.S. and an MBA with distinction from the University of Michigan.

     Gerard M. Jacobs joined the Company's Board of Directors in August 1995. Mr. Jacobs served as the Company's Chief Executive Officer and as a member of the Executive Committee of the Company's Board of Directors from April 1996 through February 1999, when he resigned from such positions in connection with the sale of the Company's Superior Forge, Inc. subsidiary to a group of investors including Mr. Jacobs. From April 1996 through December 1997, Mr. Jacobs also served as the Company's President. From August 1995 through April 1996, Mr. Jacobs served as the Company's Co-Chairman of the Board, Co-President and Co-Chief Executive Officer. From 1983 to 1995, Mr. Jacobs developed resource recovery, landfill and hydroelectric projects for his own account and for the investment banking firm of Russell, Rea & Zappala, Inc. in Pittsburgh, Pennsylvania. Mr. Jacobs is a director of Crown Group, Inc., a publicly traded company engaged in various businesses. Mr. Jacobs is a graduate of Harvard University and the University of Chicago School of Law. Mr. Jacobs is also a director of Chicago Inner-City Games Foundation.

     Kenneth A. Merlau joined the Company's Board of Directors in July 1998. From November 1998 through May 1999, Mr. Merlau served as an Executive Vice President of the Company. Since June 1993, Mr. Merlau has served as Chairman of Clipper Development Company, a business advisory service for owned and invested companies and a strategic and operations consultant to emerging private companies. Mr. Merlau served for more than ten years as a director of the Isaac Group, prior to its acquisition by the Company. From 1970 through 1980, he served as a management consultant for Touche Ross & Co., where he was elected a partner in 1977. Mr. Merlau is the Chairman and principal stockholder of Transo Envelope LLC, Quickset International, Inc., Tamms Industries, Inc. and Northside Community Bank. He is also a director of The Peltz Group, Inc., one of the country's largest independent paper recycling companies. Mr. Merlau is a graduate of Purdue University and earned an MBA from the University of Chicago. Mr. Merlau previously served on the Company's Board of Directors from September 1997 through November 1997.

     Timothy T. Orlowski joined the Company's Board of Directors in November 1998. Since 1980, Mr. Orlowski has served in various management positions, most recently as Executive Vice President-Operations, for Arlington Metals Corporation, headquartered in Franklin Park, Illinois. In this position, Mr. Orlowski has been responsible for operating two facilities with over 100 employees. In addition,

Mr. Orlowski has owned, and been President of, Tisha-K Corporation, an independent transportation company, since 1984.

     William T. Proler joined the Company's Board of Directors in August 1997, following the Company's acquisition of Proler Southwest Inc. and Proler Steelworks L.L.C. (collectively, "Proler Southwest"). Since 1992, he has served as President and Chief Executive Officer of Proler Southwest Inc., and since 1994, he has served as manager of Proler Steelworks L.L.C.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 10 meetings during the fiscal year ended March 31, 1999 ("fiscal 1999"). During fiscal 1999, no director attended fewer than 75% of the meetings held during the time such individual served as a director of the Company, with the exception of Eugene C. McCaffery, who attended three of the five meetings held during his tenure as a director during the fiscal year. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee is comprised of Kenneth A. Merlau and Timothy T. Orlowski. This committee recommends engagements of the Company's independent public accountants, approves services performed by these accountants, and reviews and evaluates the Company's accounting system and its system of internal accounting controls. This committee held three meetings during fiscal 1999.

     The Compensation Committee is comprised of Kenneth A. Merlau and Timothy T. Orlowski. This committee reviews and administers the compensation of the officers of the Company. This committee did not hold any formal meetings during fiscal 1999.

     The Nominating Committee is comprised of Albert A. Cozzi, Kenneth A. Merlau, Joseph F. Naporano and William T. Proler. The Stockholders Agreement, which is described in more detail below, provides that Albert A. Cozzi, Frank J. Cozzi and Gregory P. Cozzi may together designate five individuals for nomination as directors and Samstock, L.L.C. ("Samstock") may designate one individual for nomination as a director. See "Certain Relationships and Related Transactions -- Stockholders Agreements." This committee nominates candidates for the Board of Directors and will consider nominees recommended by stockholders. This committee did not hold any formal meetings during fiscal 1999.

     Under the bylaws of the Company, nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors, but only if written notice of such stockholder's intent to make such nominations has been received by the Secretary of the Company at the Company's principal executive office not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date which is not within 60 days before or after such anniversary date, notice by the stockholder, to be timely must be received no later than the close of business on the fifteenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever occurs first. The stockholder's notice must set forth: (i) with respect to each proposed nominee, the name, age, business and residence address, principal occupation or employment, class and number of shares of stock of the Company beneficially owned, a description of all arrangements or understandings between such stockholder and such nominee, any other information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, such other information as may be reasonably required by the Company to determine the eligibility of such nominee to serve as a director and such nominee's written consent to serve as a director if so elected; and
(ii) with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name, address and class and number of shares of the Company that are beneficially owned by such stockholder and any such beneficial owner. Notwithstanding compliance with the foregoing procedure, no person proposed to be nominated to the Board of Directors by a stockholder pursuant to this procedure shall be considered at the meeting unless the stockholder who has provided the notice, or his proxy, nominates such person at the meeting. The presiding officer of the meeting shall, if the facts warrant, refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company ("Outside Directors") are paid a fee of $1,000 for each board or committee meeting attended in person (other than board and committee meetings held on the same day) and are reimbursed for their reasonable expenses in attending such meetings. Under the Company's 1998 Director Option Plan, each Outside Director is automatically granted an option to purchase shares of Common Stock having a value equal to $30,000, as determined using the Black-Scholes valuation method, on the first day of each fiscal year (pro-rated if the person becomes a director after the first day of any fiscal year).

                               EXECUTIVE OFFICERS

     Set forth below is a table identifying the executive officers of the Company other than Messrs. A. Cozzi, F. Cozzi and Naporano, each of whom is identified in the section entitled "Election of Directors."

NAME                                   AGE                          POSITIONS
----                                   ---                          ---------
Michael W. Tryon.....................  44     President and Chief Operating Officer
Daniel B. Burgess....................  35     Executive Vice President
David A. Carpenter...................  37     Executive Vice President, Administration, Legal &
                                              Regulatory Affairs and Secretary
Robert C. Larry......................  38     Executive Vice President, Finance, Treasurer and Chief
                                                Financial Officer
Amit N. Patel........................  31     Vice President, Finance and Controller
Larry S. Snyder......................  45     Vice President, Non-Ferrous

     Michael W. Tryon has served as the Company's President and Chief Operating Officer since September 1999. From December 1994 through September 1999, Mr. Tryon served as President of Harris Waste Management Group, Inc., a worldwide leader in the design, manufacture and support of scrap processing, recycling and waste hauling equipment. Prior to that time, he held various executive positions with Marathon Equipment Company, Mosley Machinery Company, General Electric Company and Hawker-Siddley Group. Mr. Tryon is a graduate of Iowa State University.

     Daniel B. Burgess has served as an Executive Vice President of the Company since September 1995. Prior to July 1996, Mr. Burgess served as Executive Vice President responsible for certain business operations which were subsequently discontinued by the Company. From June 1992 through September 1995, Mr. Burgess served as a Global Account Manager and Marketing Manager for AT&T Corp. Mr. Burgess is a graduate of Rice University and earned an MBA from Southern Methodist University.

     David A. Carpenter has served as the Company's Executive Vice President, Administration, Legal & Regulatory Affairs since July 1999 and as Secretary since March 1998. Mr. Carpenter served as the Company's Vice President and General Counsel from March 1998 through July 1999. From October 1987 through March 1998, Mr. Carpenter was a corporate and securities law practitioner in the Chicago and London offices of Mayer, Brown & Platt, where he was a partner from and after January 1, 1997. Mr. Carpenter is a graduate of the University of Illinois and DePaul University College of Law. Mr. Carpenter is a director of Metropolitan Family Services, a Chicago-based charitable organization. Mr. Carpenter is also a member of the American Bar Association, the Chicago Bar Association and the American Society of Corporate Secretaries.

     Robert C. Larry has served as the Company's Executive Vice President, Finance and Chief Financial Officer since April 1999. From August 1996 through September 1999, Mr. Larry served as Treasurer of the

Company. From August 1996 through April 1999, Mr. Larry served as the Company's Vice President, Finance, Treasurer and Chief Financial Officer. From March 1995 through August 1996, he served as Director of Finance and Investments for Caremark International, Inc., a diversified, publicly traded company engaged in providing health care services. In 1991, Mr. Larry co-founded The Grabscheid Group, Ltd., a professional services firm which specialized in financial restructuring and recapitalization services for private and publicly held firms. Mr. Larry is a graduate of Purdue University and earned an MBA from the University of Chicago. Mr. Larry is a certified public accountant.

     Amit N. Patel has served as the Company's Vice President, Finance and Controller since June 1999. From February 1997 through June 1999, Mr. Patel served as the Company's Controller. From November 1993 through February 1997, Mr. Patel served as Manager, Financial Reporting and Analysis for Caremark International, Inc., a diversified, publicly traded company engaged in providing health care services. He is a graduate of Miami University. Mr. Patel is a certified public accountant.

     Larry S. Snyder has served as the Company's Vice President, Non-Ferrous since December 1997. From November 1983 through December 1997, Mr. Snyder served as Vice President, Non-Ferrous for Cozzi Iron & Metal. Mr. Snyder is a graduate of the University of Illinois. He has served as President of the Chicago chapter of ISRI.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of the relationship on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC") and the NASDAQ. These officers, directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all forms they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that its officers, directors and ten percent shareholders have complied with all applicable Section 16(a) filing requirements, except for the following:

     - Kenneth A. Merlau, a director of the Company, was late in filing a report on Form 3 and late in filing a report on Form 4 relating to the purchase of Common Stock in a single transaction;

     - Eugene C. McCaffery, a former director of the Company, was late in filing a report on Form 3;

     - Joseph F. Naporano, a director of the Company, was late in filing a report on Form 3;

     - Timothy T. Orlowski, a director of the Company, was late in filing a report on Form 3;

     - William T. Proler, a director of the Company, was late in filing a report on Form 3;

     - Harold Rubenstein, a former director of the Company, was late in filing five reports on Form 4 relating to the sale of Common Stock in twenty-nine separate transactions;

     - Daniel B. Burgess, an officer of the Company, was late in filing a report on Form 3; and

     - Larry S. Snyder, an officer of the Company, was late in filing a report on Form 5 for the fiscal year ended March 31, 1999 relating to a gift of Common Stock received in a single transaction.

                 OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 30, 1999 by: (i) each person who is known by the Company to own more than 5% of the Company's Common Stock; (ii) the directors, the chief executive officer and each of the executive officers of the Company named in the Summary Compensation Table; and (iii) all current officers and directors as a group. Share amounts and percentages shown for each person or entity are adjusted to give effect to shares of the Company's Common Stock that are not outstanding but may be acquired by a person or entity upon exercise of all options and warrants exercisable by such entity or person within 60 days September 30, 1999. However, those shares of Common Stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                              NUMBER OF      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         SHARES      TOTAL SHARES
---------------------------------------                       ----------    ------------
Albert A. Cozzi.............................................   6,604,098(2)     12.2%
  500 N. Dearborn St., Suite 405
  Chicago, IL 60610
Frank J. Cozzi..............................................   5,118,350(3)      9.5%
  2232 S. Blue Island Ave.
  Chicago, IL 60608
T. Benjamin Jennings........................................   1,746,349(4)      3.2%
Gerard M. Jacobs............................................   1,462,500(5)      2.7%
Gregory P. Cozzi............................................   1,403,752(6)      2.6%
George A. Isaac, III........................................   1,315,744(7)      2.4%
Joseph F. Naporano..........................................   1,213,924(8)      2.3%
William T. Proler...........................................     971,475(9)      1.8%
Kenneth A. Merlau...........................................     234,831(10)        *
Timothy T. Orlowski.........................................      61,549(11)        *
Larry S. Snyder.............................................       2,000           *
All current officers and directors as a group (15             18,656,779        32.5%
  persons)..................................................

---------------
  *  Less than 1%

 (1) Except as disclosed in the notes below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

 (2) Includes warrants to purchase 755,172 shares of Common Stock and options to purchase 75,000 shares.

 (3) Includes warrants to purchase 582,760 shares of Common Stock and options to purchase 75,000 shares.

 (4) Includes warrants to purchase 808,333 shares of Common Stock and options to purchase 200,000 shares of Common Stock.

 (5) Includes warrants to purchase 808,333 shares of Common Stock and options to purchase 226,549 shares of Common Stock.

 (6) Includes warrants to purchase 162,070 shares of Common Stock.

 (7) Includes warrants to purchase 768,888 shares of Common Stock.

 (8) Includes 730,866 shares of Common Stock held by JANX Partners, L.P., a partnership in which Mr. Naporano shares voting and investment power over the shares.

 (9) Includes warrants to purchase 138,125 shares of Common Stock and options to purchase 75,000 shares of Common Stock.

(10) Includes warrants to purchase 75,000 shares of Common Stock and options to purchase 10,000 shares of Common Stock.

(11) Includes options to purchase 36,549 shares of Common Stock.

                             EXECUTIVE COMPENSATION

     The following tables set forth information with respect to those persons who: (i) served as the chief executive officer of the Company during the fiscal year ended March 31, 1999; and (ii) were the most highly compensated executive officers of the Company at March 31, 1999 whose total annual salary and bonus exceeded $100,000 for the year. Compensation paid to these individuals for the fiscal years ended March 31, 1999, 1998 and 1997 is as follows:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                            ----------------------------------
                                               ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                         -------------------------------    ------------------------   -------
                                                                 OTHER                   SECURITIES                 ALL
                                                                ANNUAL      RESTRICTED   UNDERLYING                OTHER
NAME AND                        FISCAL                          COMPEN-       STOCK       OPTIONS/      LTIP      COMPEN-
PRINCIPAL POSITION               YEAR     SALARY     BONUS     SATION(1)     AWARD(S)    WARRANTS(#)   PAYOUTS   SATION(2)
------------------              ------   --------   --------   ---------    ----------   -----------   -------   ---------
T. Benjamin Jennings(3).......   1999    $275,016   $ 68,750    $    --       $   --            --     $   --    $  7,796
  Chairman of the Board and      1998     257,180    118,750         --           --       725,000         --      13,501
  Chief Executive Officer        1997     165,500         --         --           --       200,000         --       8,896
Gerard M. Jacobs(4)...........   1999     275,057     68,750         --           --            --         --       9,518
  Chief Executive Officer        1998     269,180    118,750         --           --       725,000         --      13,912
                                 1997     177,500         --         --           --       200,000         --       7,505
Albert A. Cozzi(5)............   1999     275,016     68,750         --           --            --         --       4,257
  President and                  1998      91,672     31,383         --           --            --         --       5,793
  Chief Operating Officer        1997         N/A
Frank J. Cozzi(6).............   1999     275,004     68,750         --           --            --         --       7,954
  Vice President                 1998      93,751     39,300         --           --            --         --       5,299
                                 1997         N/A
George A. Isaac, III(7).......   1999     275,000     68,750         --           --            --         --      14,571
  Executive Vice President       1998     221,539     68,750         --           --        76,923         --      19,120
                                 1997         N/A
Larry S. Snyder(8)............   1999     300,000     24,600         --           --       123,750(9)      --      20,636
  Vice President, Non-Ferrous    1998     100,000      3,175         --           --       165,000(9)      --     353,271
                                 1997         N/A

---------------
(1) The dollar value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each of the named executive officers.

                                                          continued on next page

(2) All other compensation for each named executive officer consists of the following:

                                       HEALTH
                                      INSURANCE                  LONG-TERM    401K AND
                                      PREMIUMS         LIFE      DISABILITY    PROFIT
                          FISCAL      AND OTHER      INSURANCE   INSURANCE    SHARING
          NAME             YEAR    HEALTH BENEFITS   PREMIUMS     PREMIUMS     MATCH     OTHER(A)    TOTAL
          ----            ------   ---------------   ---------   ----------   --------   --------   --------
T. Benjamin Jennings....   1999        $ 7,796        $    --      $   --      $   --    $     --   $  7,796
                           1998         13,501             --          --          --          --     13,501
                           1997          8,476             --         420          --          --      8,896
Gerard M. Jacobs........   1999          9,518             --          --          --          --      9,518
                           1998         13,912             --          --          --          --     13,912
                           1997          6,941             --         564          --          --      7,505
Albert A. Cozzi.........   1999          4,257             --          --          --          --      4,257
                           1998          2,300             --          --       3,493          --      5,793
                           1997            N/A
Frank J. Cozzi..........   1999          4,257            400         797       2,500          --      7,954
                           1998          1,419            121         266       3,493          --      5,299
                           1997            N/A
George A. Isaac, III....   1999          1,035         11,698       1,033         805          --     14,571
                           1998            764         11,698       2,018       4,640          --     19,120
                           1997            N/A
Larry S. Snyder.........   1999          4,256            400         870       2,500      12,610     20,636
                           1998          1,627            133         290       3,493     347,728    353,271
                           1997            N/A

---------------
     (a) The amounts shown for Mr. Snyder include payments made to him pursuant to a deferred compensation plan that the Company assumed in connection with its acquisition of Cozzi Iron & Metal.

(3) Mr. Jennings resigned as the Company's Chairman of the Board and Chief Executive Officer on July 15, 1999.

(4) Mr. Jacobs resigned as the Company's Chief Executive Officer on February 12, 1999.

(5) Mr. Cozzi joined the Company on September 1, 1997 and served without compensation until December 1, 1997, when the Company acquired Cozzi Iron & Metal.

(6) Mr. Cozzi joined the Company on December 1, 1997, following the Company's acquisition of Cozzi Iron & Metal.

(7) Mr. Isaac joined the Company on June 23, 1997, following the Company's acquisition of the Isaac Group. Mr. Isaac resigned as the Company's Executive Vice President effective August 1, 1999.

(8) Mr. Snyder joined the Company on December 1, 1997, following the Company's acquisition of Cozzi Iron & Metal.

(9) Pursuant to the Company's Voluntary Option/Warrant Exchange Program, the options granted to Mr. Snyder in fiscal 1998 were terminated and exchanged for new options granted in fiscal 1999. See "-- Ten-Year Option Repricing."

                    OPTION AND WARRANT GRANTS IN FISCAL 1999

     The following table sets forth information concerning grant of stock options and warrants to the named executive officers during fiscal 1999.

                                                                                        POTENTIAL REALIZATION
                              NUMBER OF                                                   VALUE AT ASSUMED
                             SECURITIES     PERCENT OF TOTAL                               ANNUAL RATE OF
                             UNDERLYING     OPTIONS/WARRANTS                           STOCK APPRECIATION FOR
                             OPTIONS AND       GRANTED TO                              OPTION/WARRANT TERM(1)
                              WARRANTS        EMPLOYEES IN     EXERCISE   EXPIRATION   -----------------------
NAME                           GRANTED        FISCAL YEAR       PRICE        DATE         5%           10%
----                         -----------    ----------------   --------   ----------   ---------    ----------
T. Benjamin Jennings.......          0              0%          $  --            --     $    --      $     --
Gerard M. Jacobs...........          0              0%             --            --          --            --
Albert A. Cozzi............          0              0%             --            --          --            --
Frank J. Cozzi.............          0              0%             --            --          --            --
George A. Isaac, III.......          0              0%             --            --          --            --
Larry S. Snyder............    123,750(2)         3.9%           3.87      11/30/03       9,122       136,926

---------------
(1) In accordance with SEC rules, these columns show gains that might exist for the respective options and warrants, assuming the market price of the Company's Common Stock appreciates from the date of grant over the term of the option/warrant at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to these named executives will be zero.

(2) The Company granted Mr. Snyder an option pursuant to the Company's Voluntary Option/Warrant Exchange Program, whereby an option originally granted to Mr. Snyder in fiscal 1998 was exchanged for a new option with a lower exercise price, but which allowed Mr. Snyder to purchase only 0.75 shares of Common Stock for every share of Common Stock for which the original option allowed. The new option vests ratably over three years from the date of grant. See "-- Ten-Year Option Repricing."

        AGGREGATED OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR AND
                   FISCAL YEAR-END OPTION AND WARRANT VALUES

     The following table sets forth the employee stock options and warrants exercised during fiscal 1999 by each named executive officer and the number and value of securities underlying unexercised options and warrants held by each named executive officer at March 31, 1999.

                                                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-MONEY
                           SHARES                   OPTIONS AND WARRANTS            OPTIONS AND WARRANTS
                         ACQUIRED ON    VALUE        AT FISCAL YEAR-END              AT FISCAL YEAR-END
NAME                      EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
----                     -----------   --------   -------------------------   ---------------------------------
T. Benjamin Jennings...       0           $0             1,008,333/0                        $0/$0
Gerard M. Jacobs.......       0            0             1,008,333/0                          0/0
Albert A. Cozzi........       0            0               755,172/0                          0/0
Frank J. Cozzi.........       0            0               582,760/0                          0/0
George A. Isaac, III...       0            0               768,888/0                          0/0
Larry S. Snyder........       0            0               0/123,750                          0/0

---------------
(1) Based on March 31, 1999 closing price of Common Stock of $1.594.

TEN-YEAR OPTION REPRICING

     The Compensation Committee and the Board of Directors each believe that the future growth and success of the Company is dependent upon its ability to attract and retain executive officers and other key employees.

     On December 1, 1998, the Board of Directors provided most of the Company's employees with a Voluntary Option/Warrant Exchange Program pursuant to which employees holding employee stock options or warrants ("Old Options/Warrants") could voluntarily surrender and relinquish their existing Old Options/ Warrants and receive new employee stock options or warrants ("New Options/Warrants"). Each employee who participated in the Voluntary Option/Warrant Exchange Program received New Options/Warrants giving him or her the right to purchase shares of Common Stock equal to 75% of the number of shares of Common Stock under his or her Old Options/Warrants. The New Options/Warrants were granted at an exercise price of $3.87 per share, which represented 125% of the closing price of the Company's Common Stock on December 1, 1998. The New Options/Warrants vest ratably over a three year period. Stock options to purchase a total of 1,513,900 shares of Common Stock, with a weighted average exercise price of $14.42 per share, were terminated in exchange for new stock options to purchase a total of 1,135,425 shares of Common Stock. Warrants to purchase a total of 245,000 shares of Common Stock, with a weighted average exercise price of $10.76 per share, were terminated in exchange for new warrants to purchase a total of 183,750 shares of Common Stock.

     Set forth below is information for each executive officer that participated in the Voluntary Option/ Warrant Exchange Program.

                                                                                                            LENGTH OF
                                         NUMBER OF                     NUMBER OF                             ORIGINAL
                                         SECURITIES   MARKET PRICE    SECURITIES    EXERCISE               OPTION TERM
                               DATE      UNDERLYING     OF COMMON     UNDERLYING    PRICE AT      NEW      REMAINING AT
                                OF        OPTIONS     STOCK AT TIME   NEW OPTIONS    TIME OF    EXERCISE     DATE OF
NAME                         REPRICING    REPRICED    OF REPRICING      GRANTED     REPRICING    PRICE      REPRICING
----                         ---------   ----------   -------------   -----------   ---------   --------   ------------
Daniel B. Burgess..........   12/1/98       7,500         $3.09          5,625       $19.00      $3.87       4.17 yrs
David A. Carpenter.........   12/1/98      50,000          3.09         37,500        12.63       3.87       4.25 yrs
                              12/1/98      15,000          3.09         11,250        17.00       3.87       4.25 yrs
                              12/1/98      15,000          3.09         11,250        18.00       3.87       4.25 yrs
Robert C. Larry............   12/1/98      25,000          3.09         18,750        12.00       3.87       3.41 yrs
                              12/1/98       5,000          3.09          3,750        19.00       3.87       4.17 yrs
Amit N. Patel..............   12/1/98      15,000          3.09         11,250        10.00       3.87       3.41 yrs
                              12/1/98       5,000          3.09          3,750        19.00       3.87       4.17 yrs
Larry S. Snyder............   12/1/98     100,000          3.09         75,000        21.13       3.87       4.00 yrs
                              12/1/98      50,000          3.09         37,500        12.63       3.87       4.25 yrs
                              12/1/98      15,000          3.09         11,250        12.75       3.87       4.32 yrs

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Albert A. Cozzi and Frank J. Cozzi (each, an "Executive"). The terms of each Executive's employment agreement are substantially the same. Each agreement provides for an initial minimum annual base salary of $275,000, subject to periodic adjustments, plus a minimum cash bonus equal to 25% of the Executive's then-current base salary. Each employment agreement also restricts the Executive's ability to compete with the Company during the term of the agreement and for three years following the termination of his employment.

     The employment agreement of each Executive has a term of five years, beginning on December 1, 1997. The employment agreements provide that on each anniversary the term is automatically extended for one additional year unless either the Company or the Executive elects prior to such anniversary not to extend the term.

     As additional compensation under their employment agreements, the Company issued warrants to each Executive to purchase Common Stock. Messrs. A. Cozzi and
F. Cozzi received warrants to purchase: (a) 377,586 and 291,380 shares of Common Stock, respectively, at an exercise price of $5.91 per share, exercisable until December 1, 2002; and (b) 377,586 and 291,380 shares of Common Stock, respectively, at an exercise price of $15.84 per share, exercisable until December 1, 2002.

     Each employment agreement also contains certain provisions in the event the Executive is terminated due to a "change in control" of the Company (as such term is defined in each employment agreement). The employment agreements provide that each Executive will be entitled to receive, in addition to other benefits, a cash payment equal to: (i) any accrued but unpaid salary, pro-rated bonus, pro-rated vacation and any other amounts accrued but unpaid at the time of termination, and (ii) a lump-sum payment equal to the greater of: (A) the Executive's then-current salary and annual cash bonus for the balance of the term of the employment agreement, or (B) the product of 5.00 multiplied by the highest total annual cash compensation earned in any one of the previous three calendar years.

     The Company has also entered into an employment agreement with Larry S. Snyder. The employment agreement has a term of five years, beginning on November 30, 1998. The agreement provides for an initial base salary of $300,000, plus a cash bonus subject to the discretion of the Executive Committee of the Board of Directors. The employment agreement allows the Company to terminate the agreement with cause under specified circumstances and without cause upon ninety days' prior written notice. The employment agreement also contains provisions in the event Mr. Snyder is terminated following a "change of control" of the Company (as such term is defined in his employment agreement). The employment agreement provides that Mr. Snyder will be entitled to receive, in addition to all other benefits, a cash payment equal to the greater of (i) Mr. Snyder's then-current salary and annual cash bonus for the balance of the term of his employment agreement (but in no event to be less than three years) or (ii) the product of 3.00 multiplied by Mr. Snyder's highest total annual cash compensation in any one of the three preceding calendar years.

     In addition to the employment agreements discussed above, the Company has entered into numerous other employment agreements with certain key employees of the companies it has acquired. The employment agreements have durations of one to ten years and generally contain provisions concerning the employee's duties, salary, bonus and benefits. Each employment agreement contains a confidentiality provision and also restricts the employee's ability to compete with the Company during the term of the agreement and for one to five years after employment is terminated. Furthermore, each employment agreement allows the Company to terminate the employee for "cause" (as such term is defined in each employment agreement), and certain employment agreements allow the Company or the employee to terminate the agreement without cause upon thirty to ninety days' prior written notice to the other party.

SETTLEMENT AGREEMENT WITH GERARD M. JACOBS

     Effective February 20, 1999, and in connection with entering into an agreement with Gerard M. Jacobs for the sale of the Company's Superior Forge, Inc. subsidiary to a company controlled by Mr. Jacobs (as described below under "Certain Relationships and Related Transactions -- Sale of Superior Forge"), Mr. Jacobs resigned as the Company's Chief Executive Officer and as an officer and employee of the Company and its subsidiaries. Mr. Jacobs has been nominated to continue to serve as a member of the Company's Board of Directors. In connection with his resignation, the Company entered into a settlement agreement and general release with Mr. Jacobs (the "Jacobs Settlement Agreement"). Mr. Jacobs' employment agreement was terminated and superseded by the terms of the Jacobs Settlement Agreement. Pursuant to the terms of the Jacobs Settlement Agreement, Mr. Jacobs has the right to continue to receive certain health insurance benefits. The Company and Mr. Jacobs agreed to mutual general releases from any and all liabilities arising out of any matter or event occurring on or prior to the date of the Jacobs Settlement Agreement.

SETTLEMENT AGREEMENT WITH T. BENJAMIN JENNINGS

     Effective July 15, 1999, T. Benjamin Jennings resigned as the Company's Chairman of the Board, Chief Executive Officer and Chief Development Officer, as a director of the Company and as an officer and director of all of the Company's subsidiaries for which he served in such capacities. In connection with his resignation, the Company entered into a settlement agreement and general release with Mr. Jennings (the "Jennings Settlement Agreement"). Mr. Jennings' employment agreement was terminated and superseded by the terms of the Jennings Settlement Agreement. Pursuant to the terms of the Jennings Settlement Agreement, Mr. Jennings received approximately $2.1 million in a lump-sum cash payment from the Company, and continues to receive health, dental and life insurance and certain other benefits as set forth in the Jennings Settlement Agreement. The Company also agreed to forgive an outstanding $500,000 loan to Mr. Jennings, plus accrued interest thereon, effective as of January 2, 2000, provided Mr. Jennings substantially complies with the terms of the Jennings Settlement Agreement. In addition, Mr. Jennings agreed to release, waive and renounce his interest under and pursuant to the amended and restated stockholders' agreement, dated February 12, 1999. The Company and Mr. Jennings agreed to mutual general releases from any and all liabilities arising out of any matter or event occurring on or prior to the date of the Jennings Settlement Agreement.

SETTLEMENT AGREEMENT WITH GEORGE A. ISAAC, III

     Effective August 1, 1999, George A. Isaac, III resigned as the Company's Executive Vice President and as an officer and director of all of the Company's subsidiaries for which he served in such capacities. Mr. Isaac has been nominated to continue to serve as a member of the Company's Board of Directors. In connection with his resignation, Mr. Isaac invoked what he believed to be a contractual entitlement to certain "change of control" payments and other benefits included in his employment agreement with the Company which were triggered by the resignation of Gerard M. Jacobs as the Company's Chief Executive Officer. In connection with his resignation and the invocation of the "change of control" provisions of his employment agreement, the Company entered into a settlement agreement and general release with Mr. Isaac (the "Isaac Settlement Agreement"). Mr. Isaac's employment agreement was terminated and superseded by the terms of the Isaac Settlement Agreement. Pursuant to the terms of the Isaac Settlement Agreement, Mr. Isaac received a lump-sum cash payment of approximately $768,000 from the Company. In addition, Mr. Isaac will receive $475,000 in six equal monthly payments of $79,166.67 beginning on September 1, 1999. The Company also agreed to continue to employ Mr. Isaac as a non-officer, part-time employee without an employment agreement through January 31, 2000 at a salary of $120,000 per year ($60,000 aggregate compensation for the six-month employment period). Mr. Isaac will continue to be covered by the Company's medical, dental and life insurance plans through June 23, 2002. The Company agreed to provide Mr. Isaac, at the Company's expense, use of his current office space and the services of an administrative assistant through June 23, 2002. The Company and Mr. Isaac agreed to mutual general releases from any and all liabilities arising out of any matter or event occurring on or prior to the date of the Isaac Settlement Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Kenneth A. Merlau and Timothy T. Orlowski. Mr. Merlau currently serves as a director of the Company and, from November 1998 through May 1999, served as an Executive Vice President of the Company. Mr. Orlowski currently serves as a director of the Company.

     T. Benjamin Jennings, Rod F. Dammeyer and Christopher G. Knowles also served on the Compensation Committee during the year ended March 31, 1999. Mr. Jennings is a former director, Chairman of the Board and Chief Executive Officer of the Company. Messrs. Dammeyer and Knowles are former directors of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In establishing and monitoring executive compensation, the Compensation Committee focuses on the Company's mission to continually improve its position in the scrap metals industry, with a strong focus on improving cash flow and increasing shareholder value. The Company's executive compensation policy is designed to enable the Company to attract, retain and motivate the high caliber executives which the Board of Directors and the Compensation Committee believe are required in order to achieve the Company's objectives. The Company's compensation structure emphasizes pay-for-performance and stockholder value with the goal of linking compensation to stockholder return and financial performance of the Company by placing a significant portion of an executive's compensation at risk. Each executive officer's compensation, including that of Albert A. Cozzi and Michael W. Tryon, is comprised of three elements: (i) base salary;
(ii) annual bonus; and (iii) incentive compensation. Overall, executive compensation levels are established based on the Compensation Committee's evaluation of market terms and conditions coupled with the Board of Director's view of what is necessary to attract and retain key executive officers. Adjustments are made to each executive officer's total compensation package based on changes in market factors as well as each individual's contribution to Company performance. In addition, the Company grants stock options as an additional element of compensation. The total number of options awarded each executive is based on a subjective evaluation of the performance of each executive under consideration without regard to the number of options held by or previously granted to each executive. At no point during the last completed fiscal year did the Company's Board of Directors modify or reject in any material way any action or recommendation of the Compensation Committee.

     The Compensation Committee is responsible for evaluating the compensation levels of the Company's Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and certain other executive officers. It is also responsible for recommending general compensation practices to be applied to other employees of the Company. In the fiscal year ended March 31, 1999, in light of the financial performance of the Company, the Compensation Committee did not recommend the payment of any discretionary bonuses or the issuance of any non-cash discretionary compensation to T. Benjamin Jennings, the Company's former Chairman of the Board and Chief Executive Officer, Albert A. Cozzi, George A. Isaac, III or Frank J. Cozzi, each of whom is or was an executive who had his compensation directly reviewed by the Compensation Committee. Accordingly, each of these executives received only the cash compensation to which he was entitled under his employment contract for the fiscal year ended March 31, 1999.

     During the fiscal year ended March 31, 1999, in light of the decline in the market value of the Company's Common Stock, the Compensation Committee recommended that the Company reprice the Old Options/ Warrants held by employees of the Company, other than the Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer. In accordance with the Voluntary Option/Warrant Exchange Program, which was effected as of December 1, 1998, each eligible employee was entitled to exchange his or her Old Options/Warrants for New Options/Warrants. The New Options/Warrants gave each person who took part in the exchange the right to purchase shares of Common Stock in an amount equal to 75% of the number of shares of Common Stock under his or her Old Options/Warrants, at a price equal to 125% of the closing price of the Common Stock on December 1, 1998 ($3.87). The New Options/Warrants are also subject to a new three year vesting schedule, notwithstanding the vesting schedule applicable to the Old Options/Warrants. The Voluntary Option/Warrant Exchange Program was recommended by the Compensation Committee in order to provide meaningful equity-based incentives to the Company's key employees in light of the decline in the market price of the Company's Common Stock and, thereby, assist the Company in securing the continued employment of the effected employees. See "-- Ten-Year Option Repricing."

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the Company's deduction for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company to $1 million unless certain requirements are met. The policy of the Company and the Compensation Committee is to establish and maintain a compensation program which will optimize the deductibility of compensation. The Company, however, reserves the right to authorize compensation which may not be fully deductible by the Company.

                                          The Compensation Committee

                                          Kenneth A. Merlau
                                          Timothy T. Orlowski

     The Compensation Committee Report on Executive Compensation and related disclosure, including the Stock Price Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares total return of the Company's Common Stock during the five year period beginning March 31, 1994, with the NASDAQ Composite Index and the Russell 2000 Index. Each index assumes $100 invested at the close of trading on March 31, 1994, and reinvestment of dividends.
[Stock Price Performance Graph]

                                                          MTLM                       NASDAQ                   RUSSELL 2000
                                                          ----                       ------                   ------------
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                    77.10                      109.92                      103.87
'1996'                                                   216.68                      148.50                      131.75
'1997'                                                   415.55                      164.33                      138.99
'1998'                                                   682.69                      246.91                      191.46
'1999'                                                    75.70                      331.07                      158.38

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SALE OF SUPERIOR FORGE

     On March 12, 1999, the Company completed the sale of its Superior Forge, Inc. ("Superior Forge") subsidiary to a group of investors led by the Company's former Chief Executive Officer, Gerard M. Jacobs. The Company's proceeds from the sale consisted of approximately $13.6 million in cash and a promissory note in the aggregate principal amount of $2.5 million. The Company also sold to a company affiliated with Mr. Jacobs a $500,000 promissory note owing to the Company by Mr. Jacobs for the principal amount thereof, plus accrued interest. In addition, under the stock purchase agreement governing the sale of Superior Forge, the Company will receive an additional $1.0 million "success fee" if Superior Forge achieves EBITDA in excess of $6.25 million in any of the five years following the closing.

PRIVATE SALE OF RESTRICTED COMMON STOCK

     On January 22, 1999, the Company entered into a stock purchase agreement with certain officers and directors of the Company. Pursuant to the stock purchase agreement, the Company issued an aggregate of 142,000 shares of restricted Common Stock to those officers and directors for an aggregate purchase price of $284,000. See Proposal Three, "Approval and Ratification of the Issuance of Common Stock Previously Issued in a Private Placement to Certain Officers and Directors of the Company."

ACQUISITION OF THE ISAAC GROUP, PROLER SOUTHWEST, COZZI IRON & METAL AND
NAPORANO

     George A. Isaac, III, a member of the Board of Directors of the Company, is the former principal stockholder of the companies of the Isaac Group, which the Company acquired on June 23, 1997. In exchange for all of the outstanding stock of the Isaac Group, the Company paid $36.5 million in cash, and issued an aggregate of 1,942,857 shares of Common Stock and warrants to purchase an aggregate of 462,500 shares of Common Stock at exercise prices ranging from $10.80 to $11.70 per share. The Common Stock and warrants were recorded as purchase consideration at their fair value of $24.1 million. The purchase price was negotiated at arms-length by the Company with the stockholders of the Isaac Group. The Company also issued Mr. Isaac warrants to purchase 287,500 shares of Common Stock at an exercise price of $11.70 per share in consideration for entering into a non-compete agreement with the Company. These warrants were recorded at their fair value of $1.8 million. In addition, the Company issued warrants to purchase 76,923 shares of Common Stock at an exercise price of $13.00 per share in consideration for services rendered or to be rendered to the Company. These warrants have since expired unexercised.

     William T. Proler, a member of the Board of Directors of the Company, is the former principal stockholder of Proler Southwest, which the Company acquired on August 28, 1997. In exchange for all of the outstanding stock of Proler Southwest, the Company paid $18.0 million in cash, and issued an aggregate of 1,750,000 shares of Common Stock and warrants to purchase an aggregate of 375,000 shares of Common Stock at an exercise price of $6.00 per share. The Common Stock and warrants were recorded as purchase consideration at their fair value of $12.7 million. The purchase price was negotiated at arms-length by the Company with the stockholders of Proler Southwest.

     Albert A. Cozzi, a member of the Board of Directors, Chairman of the Board and Chief Executive Officer of the Company, Frank J. Cozzi, a member of the Board of Directors and Vice President of the Company, and Gregory P. Cozzi, a member of the Board of Directors of the Company, are the former principal stockholders of Cozzi Iron & Metal, which the Company acquired on December 1, 1997. In exchange for all of the outstanding stock of Cozzi Iron & Metal, the Company paid $6.0 million in cash, and issued an aggregate of 11,499,986 shares of Common Stock, warrants to purchase an aggregate of 750,001 shares of Common Stock at an exercise price of $5.91 per share and warrants to purchase 750,001 shares of Common Stock at an exercise price of $15.84 per share. The Common Stock and warrants were recorded as purchase consideration at their fair value of $73.4 million. The purchase price was negotiated at arms-length by the Company with the stockholders of Cozzi Iron & Metal.

     Joseph F. Naporano, a member of the Board of Directors and Vice Chairman of the Board of the Company, is the former principal stockholder of Naporano, which the Company acquired on July 1, 1998. In exchange for all of the outstanding stock of Naporano, the Company paid $84.0 million in cash, and issued an aggregate of 1,938,879 shares of Common Stock. The Common Stock was recorded as purchase consideration at its fair value of $18.5 million. The purchase price was negotiated at arms-length by the Company with the stockholders of Naporano.

STOCKHOLDERS AGREEMENTS

     T. Benjamin Jennings, a former director and former Chairman of the Board and Chief Executive Officer of the Company ("Mr. Jennings"), Albert A. Cozzi, Frank J. Cozzi and Gregory P. Cozzi (the "Cozzi Shareholders") and Samstock, L.L.C. ("Samstock") (collectively, the "Shareholders") together own approximately 26% of the Company's issued and outstanding Common Stock as of September 30, 1999 (without giving effect to the issuance of Common Stock issuable upon exercise of warrants and options granted by the Company).

     Pursuant to the amended and restated stockholders' agreement (the "Stockholders Agreement"), dated February 12, 1999, among Mr. Jennings, the Cozzi Shareholders, Samstock and the Company, the Shareholders have agreed that, unless otherwise agreed to by Mr. Jennings and the Cozzi Shareholders and approved by a two-thirds vote of the Board of Directors, they will use their best efforts to ensure that the Company's Board of Directors shall consist of twelve persons until the second annual meeting of the shareholders held after the date of the Stockholders Agreement. In addition, the Shareholders have agreed that (i) Mr. Jennings has the right to designate three persons as nominees for directors, provided that at least one of the nominees must be independent and reasonably acceptable to the Cozzi Shareholders; (ii) the Cozzi Shareholders have the right to designate five persons as nominees for directors, provided that at least one of the nominees must be independent and reasonably acceptable to Mr. Jennings; and (iii) so long as the Purchaser Condition, as defined in the following sentence, is satisfied, Samstock has the right to designate either Sam Zell or Rod F. Dammeyer as a nominee for director. The Purchaser Condition is satisfied if both: (a) the date is prior to December 19, 2000, and (b) Samstock and its Permitted Transferees (as such term is defined in the Stockholders Agreement) have not sold or transferred more than one-third of their shares (including shares issuable upon the exercise of warrants). The Stockholders Agreement further requires each Shareholder to vote for the other parties' nominees for election to the Board of Directors. The remaining nominees for directors will be recommended by the Nominating Committee of the Board of Directors, which is currently comprised of Messrs. A. Cozzi, Kenneth A. Merlau, Joseph F. Naporano and William T. Proler.

     In connection with his resignation from the Board of Directors of the Company in July 1999, Mr. Jennings waived and renounced his interest under and pursuant to the Stockholders Agreement, including his right to designate nominees for election to the Company's Board of Directors. In addition, Samstock currently has chosen not to exercise its right to designate either Mr. Zell or Mr. Dammeyer for election to the Company's Board of Directors, but has reserved its right to do so in the future.

     Under the Stockholders Agreement, Mr. Jennings and the Cozzi Shareholders are prohibited from transferring or disposing of their shares, or any interest therein, for the term of the agreement except in accordance with the terms of the Stockholders Agreement. If Mr. Jennings desires to sell his shares of Common Stock, he must first offer his shares to the Cozzi Shareholders and to the Company, in that order, before selling to a third party. If any of the Cozzi Shareholders desire to sell their shares of Common Stock, they must first offer their shares to the remaining Cozzi Shareholders, Mr. Jennings and the Company, in that order, before selling to a third party. Also, if either Mr. Jennings or the Cozzi Shareholders receive an offer to buy their shares from a third party, they generally must offer the other Shareholders (including Samstock) the right to participate in the offer on the same terms and conditions. Pursuant to a subsequent agreement, the foregoing restrictions relating to the transfer of shares by Mr. Jennings and the Cozzi Shareholders was revised to apply only to transfers (or series of related transfers) in excess of 10% of the aggregate outstanding shares of Common Stock.

DESIGNATION OF JOSEPH F. NAPORANO AS A NOMINEE FOR DIRECTOR

     Pursuant to the stock purchase agreement, dated May 24, 1998 (the "Stock Purchase Agreement"), among the Company, Andrew J. Naporano, Jr. and Joseph F. Naporano (the "Naporano Shareholders"), and subject to the approval of the Company's stockholders, the Company agreed to nominate Joseph F. Naporano or Andrew J. Naporano, Jr. to the Board of Directors, and has so nominated Joseph
F. Naporano, until the earlier of: (i) July 1, 2001; and (ii) the date upon which the Naporano Shareholders collectively own less than 50% of the Common Stock issued to them pursuant to the terms of the Stock Purchase Agreement.

ISAAC GROUP NOTES

     In connection with the Company's acquisition of the Isaac Group on June 23, 1997, the Company incurred $45.0 million of indebtedness to former Isaac Group shareholders, of which $2.4 million remains outstanding (the "Isaac Notes"). The Isaac Notes bear interest at a floating rate per annum equal to Bankers Trust Company's prime rate as in effect from time to time, payable quarterly. As of the date of this Proxy Statement, Bankers Trust Company's prime rate is 8.25%. The Isaac Notes mature on February 15, 2000. The Isaac Notes are secured by a letter of credit that is provided under the Company's credit facility and is applied against the Company's availability thereunder.

     During fiscal 1999, the Company repaid $19.8 million of outstanding Isaac Notes before its due date in order to reduce the Company's overall financing costs. The former Isaac Group shareholders were issued warrants to purchase 106,797 shares of Common Stock at an exercise price of $6.50 per share as consideration for the prepayment, including warrants to purchase 18,888 shares of Common Stock issued to George A. Isaac, III. The warrants expire on December 31, 2001.

LOANS TO GERARD M. JACOBS AND T. BENJAMIN JENNINGS

     On July 22, 1998, Gerard M. Jacobs, a member of the Board of Directors and former Chief Executive Officer of the Company, and T. Benjamin Jennings, a former member of the Board of Directors, and former Chairman of the Board and Chief Executive Officer of the Company, each executed a $500,000 Secured Promissory Note ("Promissory Note") in favor of the Company, pursuant to which the Company loaned each of them $500,000. Each Promissory Note is due on July 22, 1999 and bears interest at 10% per annum. In addition, Messrs. Jacobs and Jennings each executed a Pledge Agreement, dated July 22, 1998, whereby Messrs. Jacobs and Jennings pledged options to purchase 200,000 shares of Common Stock at an exercise price of $4.00 as security for their respective Promissory Notes.

     As part of the Company's sale of Superior Forge to a group of investors including Mr. Jacobs, the Promissory Note owing to the Company from Mr. Jacobs was purchased from the Company by the company that acquired Superior Forge for the principal amount thereof, plus accrued interest thereon. In connection with Mr. Jennings' resignation as the Chairman of the Board and Chief Executive Officer and as a director of the Company in July 1999, the Company agreed that, along with certain other benefits and payments, it would forgive Mr. Jennings' obligation under his Promissory Note, including accrued interest, during the month of January 2000, provided Mr. Jennings complied with his obligations to the Company under a settlement agreement executed at the time of his resignation.

OTHER RELATED PARTY TRANSACTIONS

     To facilitate a loan to the Company from a commercial bank, on January 7, 1997, Gerard M. Jacobs, who is a director of the Company, and certain former directors of the Company provided personal guarantees to the bank. In consideration of the guarantees, the Company issued warrants to these individuals (the "Guaranty Warrants") to purchase an aggregate of 500,000 shares of Common Stock at $4.00 per share (subject to certain restrictions). The Guaranty Warrants expire on or about January 7, 2002.

     The Isaac Group leases certain property from Isaac Building Company, Ltd., a company in which George A. Isaac, III, a director of the Company, is a shareholder. The property is subject to a lease which commenced with the acquisition of the Isaac Group on June 23, 1997. The annual base rent for the property is approximately $317,000. The actual rent paid was $317,438 during the year ended March 31, 1999 and $238,079 during the period from June 23, 1997 through March 31, 1998.

     Cozzi Iron & Metal utilizes certain printing services of Minute Man Printing, a company in which Frank J. Cozzi, a director and Vice President of the Company, has a 50% ownership interest. Cozzi Iron & Metal paid Minute Man Printing $227,178 for these services during the year ended March 31, 1999 and $77,990 for these services during the period from December 1, 1997 through March 31, 1998.

     Naporano leases property from 303 Doremus Ave. L.P., a limited partnership in which Joseph F. Naporano, a director and Vice Chairman of the Board of the Company, has a 77% ownership interest. Naporano paid 303 Doremus Ave. L.P. $120,010 in rent during the period from July 1, 1998 through March 31, 1999. Naporano also provides management services to NAP Realty Corporation, a company in which Joseph F. Naporano has a 72% ownership interest. Naporano received $153,359 in fees from NAP Realty Corporation for services provided during the period from July 1, 1998 through March 31, 1999.

     Cozzi Iron & Metal purchases scrap metals from, and sells processed scrap metals to, Arlington Metals Corporation, a company in which Timothy T. Orlowski, a director of the Company, is an officer. During the period from November 1, 1998 through March 31, 1999, Cozzi Iron & Metal purchased approximately $271,000 of scrap metals from Arlington Metals Corporation. During the same period, Cozzi Iron & Metal sold approximately $33,000 of processed scrap metals to Arlington Metals Corporation.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of: (i) 140,000,000 shares of Common Stock, par value $.01 per share, 53,353,582 shares of which were outstanding as of the Record Date; and (ii) 4,000,000 shares of preferred stock without designation, par value $.01 per share ("Preferred Stock"). The Board of Directors has designated: (i) 36,000 shares of Preferred Stock as Series A Convertible Preferred Stock, face amount of $1,000 per share (the "Series A Preferred Stock"), none of which were outstanding as of the Record Date; (ii) 23,000 shares of Preferred Stock as Series B Convertible Preferred Stock, face amount of $1,000 per share (the "Series B Preferred Stock"), 7,556 shares of which were outstanding as of the Record Date; and (iii) 6,000 shares of Preferred Stock as Series C Convertible Preferred Stock, face amount of $1,000 per share (the "Series C Preferred Stock"), 6,000 shares of which were outstanding as of the Record Date.

COMMON STOCK

     Each share of Common Stock is entitled to one vote. There are no preemptive, subscription, conversion or redemption rights pertaining to the shares of Common Stock. Stockholders are entitled to receive dividends as declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company available upon liquidation.

PREFERRED STOCK

     The Company's certificate of incorporation grants the Board of Directors the right to cause the Company to issue, from time to time, all or part of the Preferred Stock remaining undesignated in one or more series, and to fix the number of shares of Preferred Stock remaining undesignated and determine or alter for each series, the voting powers, full, limited, or none, and other designations, preferences, or relative, participating, optional or other special rights and such qualifications, limitations, or restrictions thereof. On August 8, 1997, the Company designated 36,000 shares of Preferred Stock as "Series A Convertible Preferred Stock," par value $.01 per share (stated value of $1,000 per share). On November 20, 1997, the Company designated 23,000 shares of Preferred Stock as "Series B Convertible Preferred Stock," par value $.01 per share (stated value of $1,000 per share). On November 2, 1998, the Company designated 6,000 shares of Preferred Stock as "Series C Convertible Preferred Stock," par value $.01 per share (stated value of $1,000 per share).

  Series A Preferred Stock

     On September 29, 1999, the Company redeemed all of the outstanding shares of its Series A Preferred Stock at a price equal to 125% of the aggregate stated value plus all accrued and unpaid dividends thereon. The aggregate price paid by the Company for the Series A Preferred Stock was approximately $3.1 million. Upon redemption, the shares of Series A Preferred Stock were cancelled by the Company. These shares are not subject to reissuance by the Company.

  Series B Preferred Stock

     The Series B Preferred Stock has a liquidation preference equal to $1,000 per share, plus any accrued and unpaid dividends. Upon the liquidation, dissolution or winding up of the Company, holders of the Series B Preferred Stock are entitled to receive payment of the liquidation preference on a pro rata basis based on the liquidation preference of the Series B Preferred Stock and any outstanding pari passu securities before any payment is made to holders of Common Stock or any stock of the Company junior to the Series B Preferred Stock. The Series B Preferred Stock ranks pari passu with the Series C Preferred Stock.

     Dividends on the Series B Preferred Stock accrue, whether or not declared by the Board of Directors, at an annual rate of 4.5% of the Stated Value of each outstanding share of Series B Preferred Stock. Dividends are payable in cash or, at the Company's option, and upon satisfaction of certain conditions, in additional shares of Series B Preferred Stock.

     The holders of Series B Preferred Stock may convert shares of Series B Preferred Stock into Common Stock at a price equal to the lowest of: (i) $24.60 (to be adjusted to reflect stock splits, stock dividends or similar events);
(ii) 92.5% of the average closing bid price for the Common Stock for the five trading days prior to the conversion date; or (iii) if applicable, the lowest traded price of the Common Stock during the time when the Common Stock is not listed on the NASDAQ National Market or listed on the New York Stock Exchange or other national securities exchange.

     Any shares of Series B Preferred Stock which have not been converted on or before November 20, 2000 (the "Series B Maturity Date") will automatically be converted to shares of Common Stock at the Series B Maturity Date. However, if, at the Series B Maturity Date, a registration statement covering the resale of all of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock is not effective or the resale of the Common Stock pursuant to an exemption under Rule 144(k) under the Securities Act of 1933 is not available, then the Company will be required to pay to the holders of Series B Preferred Stock an amount in cash equal to the liquidation preference for the shares of Series B Preferred Stock owned by the holder.

     The Series B Preferred Stock does not grant holders voting rights, except that, so long as shares of Series B Preferred Stock are outstanding, without the prior approval of the holders of at least a majority of all shares of the Series B Preferred Stock outstanding at the time, the Company may not: (i) increase the number of shares of Series B Preferred Stock which the Company is authorized to issue; (ii) alter or change the rights, preferences or privileges of the Series B Preferred Stock or any other capital stock of the Company so as to adversely affect the Series B Preferred Stock; or (iii) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company. Approval of holders of the Series B Preferred Stock as to actions described in (ii) and (iii) above will not be required if the average closing bid price for the Common Stock on the five trading days immediately preceding the effective date of such change is equal to or exceeds $36.90 per share.

  Series C Preferred Stock

     The Series C Preferred Stock has a liquidation preference equal to $1,000 per share, plus any accrued and unpaid dividends. Upon the liquidation, dissolution or winding up of the Company, holders of the Series C Preferred Stock are entitled to receive payment of the liquidation preference on a pro rata basis based on the liquidation preference of the Series C Preferred Stock and any outstanding pari passu securities before any payment is made to holders of Common Stock or any stock of the Company junior to the Series C Preferred Stock. The Series C Preferred Stock ranks pari passu with the Series B Preferred Stock.

     Dividends on the Series C Preferred Stock accrue, whether or not declared by the Board of Directors, at an annual rate of 6.9% of the Stated Value of each outstanding share of Series C Preferred Stock. Dividends are payable in cash or, at the Company's option, in additional shares of Series C Preferred Stock.

     The holders of Series C Preferred Stock may convert shares of Series C Preferred Stock into Common Stock at a price equal to $9.00 per share of Common Stock (to be adjusted to reflect stock splits, stock dividends or similar events). However, if any shares of Series C Preferred Stock have not been converted or redeemed prior to the fifth anniversary of the issuance of the Series C Preferred Stock, the shares of Series C Preferred Stock will then be convertible into Common Stock at a price equal to the average closing bid price for the Common Stock for the five trading days prior to the conversion date. In addition, if at any time prior to the conversion of all of the shares of Series C Preferred Stock, the closing bid price for the Common Stock exceeds $9.00 per share (adjusted to reflect stock splits, stock dividends or similar events) for forty-five consecutive trading days, the Company may require all of the remaining holders of Series C Preferred Stock to convert their shares into Common Stock.

     The Series C Preferred Stock does not grant holders voting rights, except that, so long as shares of Series C Preferred Stock are outstanding, without the prior approval of the holders of at least a majority of all shares of the Series C Preferred Stock outstanding at the time, the Company may not alter or change the rights, preferences or privileges of the Series C Preferred Stock or any other capital stock of the Company so as to adversely affect the Series C Preferred Stock (provided that the Company may issue classes of stock senior to the Series C Preferred Stock).

TRANSFER AGENT

     The Company's transfer agent is LaSalle National Bank.

DELAWARE BUSINESS COMBINATION STATUTE

     Section 203 of the Delaware General Corporation Law (the "The Delaware Business Combination Statute") prohibits certain "business combinations" between a Delaware corporation whose stock is generally publicly-traded and an "interested stockholder" of the corporation for a three-year period following the date that the person or entity became an interested stockholder, unless: (i) the corporation has elected, in its certificate of incorporation, not to be governed by the Delaware Business Combination Statute; (ii) the board of directors of the corporation approved either the business combination or the transaction in which the person or entity became an interested stockholder;
(iii) upon consummation of the transaction which resulted in the person or entity becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding, for purposes of the number of shares outstanding, voting stock owned by persons who are directors and also officers and voting stock held in employee benefit plans in which the employees do not have a confidential right to determine whether stock held by the plan will be tendered); or (iv) the business combination was approved by the board of directors of the corporation and ratified by the holders of at least 66 2/3% of the voting stock of the Company, exclusive of that owned by the interested stockholders. The Company has not opted out of the Delaware Business Combination Statute.

     The three-year prohibition described in the preceding paragraph also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder's percentage ownership of any class or series of stock. The term "interested stockholder" is defined, generally, as those stockholders who become beneficial owners of 15% or more of a corporation's voting stock.

     The provisions of the Delaware Business Combination Statute could delay or frustrate the removal of incumbent directors or a change in control of the Company. These provisions also could discourage, impede, or prevent a merger, tender offer or proxy contest, even if such an event would be favorable to the interests of the stockholders.

                    2. APPROVAL OF THE RESTRICTED STOCK PLAN

     The Restricted Stock Plan was adopted, subject to approval by the stockholders of the Company, by the Board of Directors on January 11, 1999. The purpose of the Restricted Stock Plan is to attract, retain and motivate employees and consultants that provide services to the Company and its subsidiaries and to thereby increase stockholder value and to enhance the interests of the Company and its subsidiaries. If the Restricted Stock Plan is approved, a total of 4,000,000 shares of the Company's Common Stock will be available for awards under the plan, subject to certain adjustments for changes in the corporate structure. A copy of the Restricted Stock Plan is attached as Annex A to this Proxy Statement.

     Participants in the Restricted Stock Plan are those employees and consultants of the Company and its subsidiaries as are selected by the Compensation Committee of the Board of Directors. Participants will receive a grant of shares of the Company's Common Stock (called "Restricted Stock"), the earnings or vesting of which is subject to restrictions established by the Compensation Committee at the time of grant. The Compensation Committee may also accelerate or extend the vesting period with respect to any award of Restricted Stock made under the Restricted Stock Plan.

     Shares of Restricted Stock are registered in the name of the Participant at the time of grant and the Participant is entitled to vote the shares and to receive dividends on the shares during the restriction period. If dividends are paid in stock or in kind during the restriction period, the dividends are subject to the same restrictions as the underlying shares of Restricted Stock.

     The Board of Directors may amend or terminate the Restricted Stock Plan at any time, provided that no amendment or termination may materially adversely affect the rights of any Participant under any award of Restricted Stock made prior to the adoption of the amendment or termination.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE RESTRICTED STOCK PLAN.

    3. APPROVAL AND RATIFICATION OF THE ISSUANCE OF COMMON STOCK PREVIOUSLY ISSUED IN A PRIVATE PLACEMENT TO CERTAIN OFFICERS AND
                            DIRECTORS OF THE COMPANY

     The Company is seeking approval and ratification from the stockholders for the issuance of restricted shares of Common Stock previously issued by the Company in a private placement to six persons who are or were officers and/or directors of the Company. Specifically, on January 22, 1999, the Company entered into a stock purchase agreement with Albert A. Cozzi, Frank J. Cozzi, Gregory P. Cozzi, William T. Proler and Timothy T. Orlowski, each of whom is an officer and/or a member of the Company's Board of Directors, and T. Benjamin Jennings, a former member of the Company's Board of Directors and former Chairman of the Board and Chief Executive Officer. Under the stock purchase agreement, the Company issued an aggregate of 142,000 shares of restricted Common Stock to those persons for an aggregate purchase price of $284,000. The issuance of Common Stock was approved by the Board of Directors on January 22, 1999, subject to stockholder approval.

     Pursuant to the marketplace rules of The NASDAQ Stock Market, stockholder approval is required for any arrangement whereby shares of the Company's Common Stock are acquired by officers or directors of the Company, and the number of shares so issued exceed the lesser of 1% of the Company's outstanding shares of Common Stock, 1% of the voting power outstanding or 25,000 shares. The Company is hereby seeking approval and ratification from the stockholders of the issuance of the restricted Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE ISSUANCE OF RESTRICTED COMMON STOCK PREVIOUSLY ISSUED IN A PRIVATE PLACEMENT TO CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY.

                 4. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless marked to the contrary, proxies will be voted for the selection of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending on March 31, 2000. The Board of Directors believes that PricewaterhouseCoopers is knowledgeable about the Company's operations and accounting practices and is well-qualified to act in the capacity of its principal independent public accountants. Therefore, the Board of Directors has selected PricewaterhouseCoopers to act as the Company's independent public accountants to examine its consolidated financial statements for the fiscal year ending March 31, 2000.

     Representatives of PricewaterhouseCoopers are expected to appear at the Annual Meeting, will have an opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from stockholders at that time.

     If the selection of PricewaterhouseCoopers is not approved by the stockholders, the Board of Directors will consider such a vote as advice to select other independent accountants for fiscal 2001, rather than fiscal 2000, because of the difficulty and expense involved in changing independent accountants on short notice.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE SELECTION OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for consideration at the Company's 2000 Annual Meeting of stockholders must have submitted the proposal to the Company, 500 North Dearborn Street, Suite 405, Chicago, Illinois 60610,
Attention: Corporate Secretary. A stockholder's proposal must be received not later than August 24, 2000 for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2000 Annual Meeting.

                             ADDITIONAL INFORMATION

     The Company's Annual Report on Form 10-K for the year ended March 31, 1999, which includes financial statements, is being mailed to stockholders together with this Proxy Statement.

                                          By Order of the Board Of Directors,

                                          Albert A. Cozzi
                                          Chairman of the Board
                                          and Chief Executive Officer

October 21, 1999
Chicago, Illinois

                                                                         ANNEX A

                             METAL MANAGEMENT, INC.
                             RESTRICTED STOCK PLAN

     1. Purpose. Metal Management, Inc. ("MTLM") has established the Metal Management, Inc. Restricted Stock Plan (the "Plan") to increase shareholder value and to advance the interests of MTLM and its subsidiaries (collectively, the "Company") by awarding equity based incentives designed to attract, retain and motivate employees and consultants that provides services to the Company and to align the interests of employees and consultants with those of the shareholders of MTLM. As used in the Plan, the term "subsidiary" means any business, whether or not incorporated, in which MTLM has an ownership interest.

     2. Administration.

          2.1. Administration by Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of MTLM (the "Committee"), which Committee shall consist of two or more persons who constitute "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

          2.2. Authority. Subject to the provisions of the Plan, the Committee shall have the authority to (a) manage and control the operation of the Plan, (b) interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, (c) make awards under the Plan subject to such restrictions, limitations and conditions as it deems appropriate, (d) modify the terms of, cancel and reissue, or repurchase outstanding awards, (e) prescribe the form of agreement, certificate or other instrument evidencing any award under the Plan, (f) correct any defect or omission and reconcile any inconsistency in the Plan or in any award hereunder, (g) extend or accelerate the vesting date of any award under the Plan, and (h) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons.

     3. Shares Subject to the Plan.

          3.1. Number of Shares Reserved. The shares of common stock of MTLM ("Stock") with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by MTLM as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 3.2, the number of shares of Stock which may be issued with respect to awards under the Plan shall not exceed 4,000,000 shares. Notwithstanding the foregoing, no shares shall be available for issuance under the Plan until the Plan has been approved by the shareholders of MTLM.

          3.2. Reusage of Shares. In the event of termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Plan, that number of shares of Stock that was subject to the award but not delivered shall again be available for awards under the Plan; provided, however, that the following shares shall not be available for reissuance under the Plan: (i) shares with respect to which the Participant (as defined in subsection 4.1) has received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise,
     (ii) shares which are withheld from any award or payment under the Plan to satisfy tax withholding obligations (as described in subsection 6.3), and
     (iii) shares which are surrendered to fulfill tax obligations (as described in subsection 6.3).

          3.3. Adjustments to Shares Reserved. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of Stock which are or may be subject to awards under the Plan and the terms of any outstanding awards shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Participants under the Plan.

     4. Awards.

          4.1. Restricted Stock. Subject to the terms and conditions of the Plan, the Committee shall designate the employees of and consultants to the Company to whom shares of "Restricted Stock" shall be awarded under the Plan and shall determine the number of shares and the terms and conditions of each such award; provided, however, that newly issued shares shall be issued as Restricted Stock only to the extent that the Committee determines that past services of the Participant constitute adequate consideration for at least the par value thereof. Each individual who is awarded shares of Restricted Stock hereunder shall be referred to as a "Participant" in the Plan. Each Restricted Stock award shall entitle the Participant to receive shares of Stock upon the terms and conditions specified by the Committee and subject to the following provisions of this Section 4.

          4.2. Restrictions. All shares of Restricted Stock transferred hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation, any or all of the following:

             (a) a required period of employment with the Company, as determined by the Committee, prior to the vesting of the shares of Restricted Stock;

             (b) a prohibition against the sale, assignment, transfer, pledge, hypothecation or other encumbrance of the shares of Restricted Stock for a specified period as determined by the Committee; and

             (c) a requirement that the holder of shares of Restricted Stock forfeit all or a portion of such shares in the event of termination of his employment with the Company during any period in which such shares are subject to restrictions.

All restrictions on shares of Restricted Stock awarded pursuant to the Plan shall expire at such time or times as the Committee shall specify.

          4.3. Registration of Shares. Shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the Participant and, if such shares are certificated, in the discretion of the Committee, may be deposited in a bank designated by the Committee or with MTLM. The Committee may require a stock power endorsed in blank with respect to shares of Restricted Stock whether or not certificated.

          4.4. Shareholder Rights. Subject to the terms and conditions of the Plan, during any period in which shares of Restricted Stock are subject to forfeiture or restrictions on transfer, each Participant who has been awarded shares of Restricted Stock shall have such rights of a shareholder with respect to such shares as the Committee may designate at the time of the award, including the right to vote such shares and the right to receive all dividends paid on such shares. Unless otherwise provided by the Committee, stock dividends or dividends in kind any distributed with respect to shares of Restricted Stock shall be restricted to the same extent and subject to the same terms and conditions as the Restricted Stock to which they are attributable.

          4.5. Lapse of Restrictions. Subject to the terms and conditions of the Plan, at the end of any time period during which the shares of Restricted Stock are subject to forfeiture or restrictions on transfer, such shares will be delivered free of all restrictions to the Participant (or to the Participant's legal representative, beneficiary or heir).

          4.6. Substitution of Cash. The Committee may, in its sole discretion, substitute cash equal to the Fair Market Value (as defined in Section 8, determined as of the date of the distribution) of shares of Stock otherwise required to be distributed to a Participant in accordance with this Section 4.

          4.7. Performance-Based Compensation. To the extent that the Committee determines that it is necessary or desirable to conform any awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in section 162(m)(4)(C) of the Code, it may, at or prior to the time an award is granted, take such steps and impose such restrictions with respect to such award as it determines to be necessary or desirable.

     5. Expiration of Awards. The "Expiration Date" with respect to an award of Restricted Stock under the Plan means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any award shall not be later than the ten-year anniversary of the date on which the award is granted.

     6. Miscellaneous.

          6.1. Effective Date.  The Plan shall be effective upon the later of
     (a) its approval by the Board of Directors of MTLM or (b) its approval by the shareholders of MTLM. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding.

          6.2. Limit on Distribution. Distribution of shares of Stock under the Plan shall be subject to the following:

             (a) Notwithstanding any other provision of the Plan, MTLM shall have no liability to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

             (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any award to such Participant, or any feature of any such award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

             (c) The transfer of shares of Stock under the Plan may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

          6.3. Withholding. All awards under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan.

          6.4. Transferability. Awards under the Plan are not transferable except as designated by a Participant by will or by the laws of descent and distribution.

          6.5. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of MTLM, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

          6.6. Agreement With MTLM. At the time of an award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with MTLM (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

          6.7. No Contract of Employment. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit or payment under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any right as a shareholder of MTLM prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

          6.8. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

          6.9. Gender and Number. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

     7. Amendment and Termination.

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any award made under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the foregoing or any other provision of the Plan or any award agreement, the Board or the Committee may amend the Plan or the terms of any award to the extent it deems necessary to preserve pooling-of-interest accounting treatment for any transaction which is intended to be accounted for through such accounting method.

     8. Definition of Fair Market Value. For purposes of the Plan, the term "Fair Market Value" shall mean:

          (a) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; and

          (b) If the Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Stock shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

PROXY                                                                      PROXY

                             METAL MANAGEMENT, INC.
                           500 NORTH DEARBORN STREET
                                   SUITE 405
                            CHICAGO, ILLINOIS 60610


         THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned appoints Albert A. Cozzi and David A. Carpenter, and each of them, as Proxy, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Metal Management, Inc. held of record by the undersigned on October 15, 1999, at the Annual Meeting of Stockholders to be held on November 22, 1999 or any adjournment thereof.



           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


                 (Continued and to be signed on reverse side.)

                             METAL MANAGEMENT, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

1. ELECTION OF DIRECTORS -                          For    Withhold    For  All
   Nominees: Albert A. Cozzi; Frank J. Cozzi,       All      All        Except
   Gregory P. Cozzi; George A. Isaac, III;          [ ]      [ ]          [ ]
   Gerard M. Jacobs; Kenneth A. Merlau;
   Joseph F. Naporano; Timothy T. Orlowski;
   William T. Proler


--------------------------------------------
(Except nominees written above)

2. Proposal to approve the Company's              [ ]        [ ]          [ ]
   Restricted Stock Plan.

3. Proposal to approve and ratify the issuance    [ ]        [ ]          [ ]
   of restricted Common Stock previously
   issued in a private placement to certain officers and directors of the Company.

4. Proposal to ratify the appointment of          [ ]        [ ]          [ ]
   PricewaterhouseCoopers LLP as the
   independent public accountants of the
   Company for the fiscal year ending
   March 31, 2000.

5. At his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE.
When shares are held by joint tenants, both should sign. When signing as executor, trustee, guardian or in another representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a limited liability company, please sign in the name of the company by an authorized person. If a partnership, please sign in partnership name by an authorized person.

                                               Date____________________, 1999

Title________________________________________________________________________

Signatures(s)________________________________________________________________

_____________________________________________________________________________

If signing as attorney, executor, administrator, trustee or guardian or on behalf of an entity (corporation, partnership, etc.), please indicate office or capacity.

-----------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.